SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2003

CONCORD EFS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31527	04-2462252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee, 38133

(Address of Principal Executive Offices, including Zip Code)

(901) 371-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits.

(a)-(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by Concord EFS, Inc., dated October 28, 2003.

Item 9.    Regulation FD Disclosure.

On October 28, 2003, Concord EFS, Inc. issued a press release announcing that its shareholders had approved a proposal to adopt the merger agreement entered into between Concord EFS, Inc., First Data Corporation and Monaco Subsidiary Corporation, a wholly owned subsidiary of First Data Corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD EFS, INC.

Date: October 28, 2003	By:	/s/ EDWARD T. HASLAM
Edward T. Haslam
	Its:	Senior Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press release issued by Concord EFS, Inc., dated October 28, 2003.